Exhibit 10.1

NORTHEAST UTILITIES SERVICE COMPANY

TRANSMISSION AND ANCILLARY SERVICE

WHOLESALE REVENUE ALLOCATION METHODOLOGY

This Transmission and Ancillary Service Wholesale Revenue Allocation Methodology dated as of January 1, 2008, is entered into by and between The Connecticut Light and Power Company, Western Massachusetts Electric Company, Public Service Company of New Hampshire, Holyoke Water Power Company and Holyoke Power and Electric Company (collectively the "NU Companies").

WHEREAS, the NU Companies are engaged in the business of providing  transmission and ancillary services to wholesale customers in New England; and

WHEREAS, Northeast Utilities Service Company ("NUSCO") receives revenues on behalf of the NU Companies for the provision of transmission and ancillary services provided by the NU Companies; and

WHEREAS, the NU Companies desire to clarify the methodology for allocating the wholesale transmission and ancillary service revenues received by NUSCO among the NU Companies;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the NU Companies agree as follows:

SECTION 1.  DEFINITIONS

Capitalized terms not otherwise defined herein have the meaning specified in the ISO New England Inc. ("ISO-NE") Transmission, Markets and Services Tariff, FERC Electric Tariff No. 3 (the "ISO-NE Tariff"), as it may be amended from time to time.

SECTION 2.  ALLOCATIONS

(a)

Wholesale revenues received by NUSCO on behalf of the NU  Companies for transmission and ancillary service provided under Section II of the ISO-NE Tariff shall be allocated to the individual NU Companies in proportion to their respective revenue requirements that are used to calculate the charges for the said service (e.g., wholesale revenues received from ISO-NE for Regional Network Service shall be allocated to the individual NU  Companies in proportion to their respective annual Total Transmission Revenue Requirements for PTF).

(b)

  Wholesale transmission support revenue and wholesale transmission rental revenue received by NUSCO on behalf of the NU Companies will be directly allocated to the NU Company that is named in the support or lease agreements or contracts.

(c)

Amortizations of prepaid wholesale transmission revenues will be allocated among the individual NU Companies in proportion to their respective Category A Formula Rate for Transmission Service.

(d)

Wholesale transmission revenues received by NUSCO on behalf of the NU Companies for Excepted Transactions will be allocated among the individual NU Companies in proportion to their respective Category A Formula Rate for Transmission Service, except for revenues for directly assigned costs, which costs will be allocated to the individual NU Companies in proportion to their respective directly assigned costs.

By:  /s/ David R. McHale

      David R. McHale

For the Connecticut Light and Power Company

By:  /s/ David R. McHale

      David R. McHale

For Western Massachusetts Electric Company

By:  /s/ David R. McHale

      David R. McHale

For Public Service Company of New Hampshire

By:  /s/ David R. McHale

      David R. McHale

For Holyoke Power and Electric Company

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